UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave. Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 227-4500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Aruba Networks, Inc. (“Aruba” or the “Company”) held on December 10, 2010 (the “Annual Meeting”), proxies representing 88,519,256 shares of Common Stock or approximately 90.79% of the total outstanding shares of Aruba were present and voted on the two proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of eight directors to Aruba’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. Orr	69,412,156	2,085,294	17,021,806
Keerti Melkote	71,250,927	246,523	17,021,806
Bernard Guidon	71,328,584	168,866	17,021,806
Emmanuel Hernandez	71,327,133	170,317	17,021,806
Michael R. Kourey	71,193,905	303,545	17,021,806
Douglas Leone	67,383,843	4,113,607	17,021,806
Willem P. Roelandts	67,382,845	4,114,605	17,021,806
Daniel Warmenhoven	70,340,445	1,157,005	17,021,806

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, Aruba’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2011. The proposal received 86,999,466 votes for, 1,510,729 votes against, 9,061 abstentions, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: December 13, 2010

By: /s/ Alexa King
Alexa King
Vice President, Legal and General Counsel

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